CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 12, 2008, accompanying the financial statements of Cascade Wind Corp., Inc. (formerly known as Intermountain Refining Co., Inc.) included in the Annual Report on Form 10-K for the year ended February 28, 2008 which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in this Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Experts”.

RICHEY, MAY & CO., LLP

Englewood, Colorado
June 9, 2009